UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

GRACE THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Suite 300 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 322-1602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement Offering

On February 10, 2025, Grace Therapeutics, Inc. (the “Company”), in connection with a private placement offering of the Company’s securities (the “Offering”), entered into with certain institutional and accredited investors (the “Investors”) (i) a securities purchase agreement involving a placement agent (the “Placement Agent Purchase Agreement”), (ii) a securities purchase agreement not involving a placement agent (the “Non-Placement Agent Purchase Agreement” and, together with the Placement Agent Purchase Agreement, the “Purchase Agreements”), and (iii) a registration rights agreement (the “Registration Rights Agreement”).

Pursuant to the Purchase Agreements, the Company agreed to offer and sell in the Offering an aggregate of 3,252,132 shares of common stock, par value $0.0001 (the “Common Stock”), of the Company (the “Shares”) at a purchase price of $3.395 per share of Common Stock and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,166,160 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price equal to the purchase price per Share less $0.0001. Each Pre-Funded Warrant will be exercisable for one Pre-Funded Warrant Share at an exercise price of $0.0001 per Pre-Funded Warrant Share, will be immediately exercisable and will expire once exercised in full.

Pursuant to the Purchase Agreements, for each Share and each Pre-Funded Warrant issued in the Offering, the Company agreed to issue to the purchaser thereof an accompanying common warrant (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase shares of Common Stock (or Pre-Funded Warrants in lieu thereof), exercisable for an aggregate of 4,418,292 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). Each Common Warrant is exercisable for one Common Warrant Share at an exercise price of $3.395 per Common Warrant Share (or one Pre-Funded Warrant at an exercise price of $3.3949 per Pre-Funded Warrant in lieu thereof), will be immediately exercisable and will expire on 5:00 p.m. (New York City time) on the earlier of (i) the 60th day after the date the U.S. Food and Drug Administration approves the New Drug Application for GTx-104 and (ii) September 25, 2028. The Common Warrants are being offered and sold at a purchase price of $0.125 per Common Warrant, which purchase price is included in the offering price per Share and Pre-Funded Warrant issued in the Offering.

TD Securities (USA) LLC acted as placement agent for the Offering. The Company has agreed to pay the placement agent customary placement fees in its capacity as placement agent for the sale of the Company’s securities to certain of the Investors.

The net proceeds to the Company from the Offering are expected to be approximately $13.8 million, after deducting fees and expenses. The Offering is expected to close on February 11, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to register for resale the Shares and the Warrant Shares. The Company has agreed to use reasonable best efforts to cause the registration statement covering the resale of the securities described above to be declared effective as promptly as possible after the filing thereof, but no later than the earlier of (a) the 60th calendar day following the initial filing date of the initial registration statement if the Securities and Exchange Commission (the “SEC”) notifies the Company that it will “review” the initial registration statement and (b) the fifth business day after the date the Company is notified by the SEC that the initial registration statement will not be “reviewed” or will not be subject to further review. Failure by the Company to meet the filing deadlines and other requirements set forth in the Purchase Agreements may subject the Company to certain damages. The Company also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the Shares and the Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Shares and the Warrant Shares.

Pursuant to the terms of the Purchase Agreements, the Company may not, subject to certain exceptions, until the later of (a) 90 days from the Closing Date and (b) 30 days after the effective date of the registration statement filed pursuant to the Registration Rights Agreement (the “Restricted Period”), (i) issue shares of Common Stock or Common Stock equivalents, (ii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (iii) file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any shares of Common Stock or Common Stock equivalents, except pursuant to the terms of the Registration Rights Agreement.

Each Warrant will be exercisable at any time and from time to time on or after the original issue date. Holders of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% (at the initial election of the holder) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that a holder may increase or decrease such Beneficial Ownership Limitation up to, and no higher than, 19.99%, by giving 61 days’ notice to the Company. As more fully described in the Warrants, if a Fundamental Transaction (as defined in the Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrants itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Warrants following such a Fundamental Transaction.

The Shares, the Warrants and the Warrant Shares are being sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreements, the Registration Rights Agreement, the Pre-Funded Warrants and the Common Warrants are not complete and are qualified in their entirety by reference to the full text of the Form of Placement Agent Purchase Agreement, the Form of Non-Placement Agent Purchase Agreement, the Form of Registration Rights Agreement, the Form of Pre-Funded Warrant and the Form of Common Warrant, which are attached hereto as Exhibit 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, and are incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Offering are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On February 10, 2025, the Company issued a press release announcing the top line results of the pivotal Phase 3 STRIVE-ON safety trial. The Phase 3 STRIVE-ON Safety trial met its primary endpoint and provided evidence of clinical benefit over orally administered nimodipine. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On February 10, 2025, the Company posted an updated investor presentation on its website. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

On February 10, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 8.01.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Common Warrant.
10.1	Form of Placement Agent Securities Purchase Agreement.
10.2	Form of Non-Placement Agent Securities Purchase Agreement.
10.3	Form of Registration Rights Agreement.
99.1	Press Release, dated February 10, 2025.
99.2	Investor Presentation, dated February 10, 2025.
99.3	Press Release, dated February 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRACE THERAPEUTICS, INC.

Date:	February 10, 2025	By:	/s/ Prashant Kohli
Prashant Kohli
Chief Executive Officer